Exhibit 99.1
Darden Restaurants Reports Fiscal 2018 Fourth Quarter and Full Year Results;
Fourth Quarter Same-Restaurant Sales Growth of 2.2%;
Increases Quarterly Dividend 19% to $0.75;
And Provides Fiscal 2019 Outlook

ORLANDO (June 21, 2018) - Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 27, 2018.

Fourth Quarter 2018 Financial Highlights Versus Same Fiscal Quarter Last Year

•	Total sales from continuing operations increased 10.3% to $2.13 billion

•	Blended same-restaurant sales from Darden's legacy brands increased 2.2%

+2.4% for Olive Garden	+2.6% for The Capital Grille	+1.4% for Yard House
+2.4% for LongHorn Steakhouse	+3.6% for Eddie V’s	+0.4% for Seasons 52
+0.6% for Bahama Breeze

•	Same-restaurant sales for Cheddar's Scratch Kitchen were -4.7%

•	Reported diluted net earnings per share from continuing operations increased 41.4% to $1.40

•	Adjusted diluted net earnings per share from continuing operations increased 17.8% to $1.39*

•	Repurchased approximately $27 million of outstanding common stock
* See the "Non-GAAP Information" below for more details

“Our solid fourth quarter results concluded another strong year of performance as we executed our back-to-basics operating philosophy and strengthened our competitive advantages,” said CEO Gene Lee. “Our strategy remains unchanged, and our operators’ consistent focus on being brilliant with the basics has allowed us to continue building guest loyalty while taking market share.”

Fourth Quarter 2018 Adjustments to Earnings Per Share*
Reported diluted net earnings per share from continuing operations for the fourth quarter were $0.01 higher than adjusted diluted net earnings per share from continuing operations due to the following performance adjustments:
• +$0.02 related to the net benefit of deferred tax revaluation; and
• ($0.01) for Cheddar's integration costs
* See the "Non-GAAP Information" below for more details

Fiscal 2018 Financial Highlights Versus Fiscal 2017

•	Total sales from continuing operations increased 12.7% to $8.08 billion

•	Blended same-restaurant sales from Darden's legacy brands increased 2.3%

+2.4% for Olive Garden	+2.8% for The Capital Grille	+1.1% for Yard House
+2.7% for LongHorn Steakhouse	+4.1% for Eddie V’s	-0.6% for Seasons 52
+1.1% for Bahama Breeze

•	Same-restaurant sales for Cheddar's Scratch Kitchen were -2.0%

•	Reported diluted net earnings per share from continuing operations increased 25.1% to $4.79

•	Adjusted diluted net earnings per share from continuing operations increased 19.7% to $4.81*

•	Repurchased approximately $235 million of outstanding common stock
* See the "Non-GAAP Information" below for more details

Fiscal 2018 Adjustments to Earnings Per Share*
Reported diluted net earnings per share from continuing operations for fiscal 2018 were $0.02 lower than adjusted diluted net earnings per share from continuing operations due to the following performance adjustments:
• ($0.54) for debt retirement costs;
• +$0.62 related to the net benefit of deferred tax revaluation; and

• ($0.10) for Cheddar's integration costs
* See the "Non-GAAP Information" below for more details

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses.

	Q4 Sales			Q4 Segment Profit
($ in millions)	2018	2017	% Change	2018	2017	% Change
Consolidated Darden	$2,134.1	$1,934.6	10.3%
Olive Garden	$1,067.9	$1,027.3	4.0%	$226.3	$204.3	10.8%
LongHorn Steakhouse	$458.2	$436.6	4.9%	$87.1	$83.4	4.4%
Fine Dining	$147.3	$139.1	5.9%	$30.4	$28.4	7.0%
Other Business	$460.7	$331.6	38.9%	$72.5	$57.8	25.4%

	Annual Sales			Annual Segment Profit
($ in millions)	2018	2017	% Change	2018	2017	% Change
Consolidated Darden	$8,080.1	$7,170.2	12.7%
Olive Garden	$4,082.5	$3,938.6	3.7%	$819.7	$761.8	7.6%
LongHorn Steakhouse	$1,703.2	$1,622.2	5.0%	$301.1	$280.9	7.2%
Fine Dining	$574.4	$535.6	7.2%	$117.0	$105.0	11.4%
Other Business	$1,720.0	$1,073.8	60.2%	$255.3	$182.0	40.3%

U.S. Same-Restaurant Sales Results

	Q4		Fiscal 2018
	Olive Garden	LongHorn Steakhouse	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	2.4%	2.4%	2.4%	2.7%
Same-Restaurant Traffic	0.1%	0.2%	0.2%	0.3%
Pricing	1.7%	0.8%	1.7%	0.9%
Menu-mix	0.6%	1.4%	0.5%	1.5%
NOTE: The Company estimates that more severe winter weather negatively impacted same-restaurant sales by -30 basis points in the fourth quarter of fiscal 2018 compared to the same fiscal quarter last year.

Quarterly Dividend Increase
On June 20, 2018, the Board of Directors increased the quarterly dividend 19% to $0.75 per common share. The quarterly dividend is payable on August 1, 2018 to shareholders of record on July 10, 2018.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.3 million shares of its common stock for a total cost of approximately $27 million. In addition, Darden's Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $500 million of its outstanding common stock.  This repurchase program does not have an expiration and replaces the previously existing share repurchase authorization.

“Our strong operating model generates substantial cash flows, which enables us to invest in our businesses and continue our history of returning significant cash to our shareholders,” said CFO Rick Cardenas.  “In fiscal 2018 we returned $550 million to shareholders in the form of dividends and share repurchases, and more than $1.5 billion over the past three years."

Fiscal 2019 Financial Outlook

•	Same-restaurant sales growth of 1.0% to 2.0%

•	New restaurant openings of 45 to 50 restaurants

•	Total sales growth of 4.0% to 5.0%

•	Total capital spending of $425 to $475 million

•	Total inflation of approximately 2.0%

•	Effective tax rate of 11% to 12%

•	Diluted net earnings per share from continuing operations of $5.40 to $5.56

•	Approximately 125 million weighted average diluted shares outstanding

Annual Meeting of Shareholders
The Company’s Annual Meeting of Shareholders will be held on September 19, 2018 in Orlando, FL. The record date for shareholders to vote in the Annual Meeting is July 25, 2018.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, June 21 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/26028 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-888-989-4365 and enter passcode 9993735. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ more than 180,000 team members in over 1,700 restaurants. Together, we create memorable experiences for 400 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the ability to successfully integrate Cheddar's Scratch Kitchen operations into our business, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q4 Reported to Adjusted Earnings Reconciliation
	Q4 2018				Q4 2017
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$216.8	$41.4	$175.4	$1.40	$158.7	$33.3	$125.4	$0.99
% Change vs Prior Year				41.4%
Adjustments:
Net benefit of deferred tax revaluation	—	2.0	(2.0)	(0.02)	—	—	—	—
Cheddar's acquisition and integration expenses	2.1	1.3	0.8	0.01	15.5	4.4	11.1	0.09
Pension settlement charge	—	—	—	—	19.9	7.6	12.3	0.10
Adjusted Earnings from Continuing Operations	$218.9	$44.7	$174.2	$1.39	$194.1	$45.3	$148.8	$1.18
% Change vs Prior Year				17.8%

Annual Reported to Adjusted Earnings Reconciliation
	2018				2017
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$605.7	$1.9	$603.8	$4.79	$637.3	$154.8	$482.5	$3.83
% Change vs Prior Year				25.1%
Adjustments:
Debt retirement costs	102.2	33.6	68.6	0.54	—	—	—	—
Net benefit of deferred tax revaluation	—	79.3	(79.3)	(0.62)	—	—	—	—
Cheddar's acquisition and integration expenses*	19.4	6.3	13.1	0.10	16.3	4.8	11.5	0.09
Pension settlement charge	—	—	—	—	19.9	7.6	12.3	0.10
Adjusted Earnings from Continuing Operations	$727.3	$121.1	$606.2	$4.81	$673.5	$167.2	$506.3	$4.02
% Change vs Prior Year				19.7%
*Includes immaterial amounts incurred but not adjusted in Q3 Fiscal 2017.

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/27/18	5/28/17
Olive Garden[1]	856	846
LongHorn Steakhouse	504	490
Cheddar's Scratch Kitchen	156	140
Yard House	72	67
The Capital Grille[2]	58	56
Bahama Breeze	39	37
Seasons 52	42	41
Eddie V's	19	18
Darden Continuing Operations	1,746	1,695
[1]Includes six locations in Canada for all periods presented.
[2]Includes one The Capital Burger restaurant in fiscal 2018.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/27/2018	5/28/2017	5/27/2018	5/28/2017
Sales	$2,134.1	$1,934.6	$8,080.1	$7,170.2
Costs and expenses:
Food and beverage	601.7	557.5	2,303.1	2,070.3
Restaurant labor	684.9	603.1	2,614.5	2,265.3
Restaurant expenses	361.9	335.8	1,417.1	1,265.2
Marketing expenses	69.3	64.3	252.3	239.7
General and administrative expenses	102.8	133.3	409.8	387.7
Depreciation and amortization	79.0	70.4	313.1	272.9
Impairments and disposal of assets, net	4.5	—	3.4	(8.4)
Total operating costs and expenses	$1,904.1	$1,764.4	$7,313.3	$6,492.7
Operating income	230.0	170.2	766.8	677.5
Interest, net	13.2	11.5	161.1	40.2
Earnings before income taxes	216.8	158.7	605.7	637.3
Income taxes	41.4	33.3	1.9	154.8
Earnings from continuing operations	$175.4	$125.4	$603.8	$482.5
Losses from discontinued operations, net of tax benefit of $(0.8), $(2.0), $(4.8) and $(4.2), respectively	(0.9)	(1.6)	(7.8)	(3.4)
Net earnings	$174.5	$123.8	$596.0	$479.1
Basic net earnings per share:
Earnings from continuing operations	$1.42	$1.00	$4.87	$3.88
Losses from discontinued operations	(0.01)	(0.01)	(0.06)	(0.03)
Net earnings	$1.41	$0.99	$4.81	$3.85
Diluted net earnings per share:
Earnings from continuing operations	$1.40	$0.99	$4.79	$3.83
Losses from discontinued operations	(0.01)	(0.01)	(0.06)	(0.03)
Net earnings	$1.39	$0.98	$4.73	$3.80
Average number of common shares outstanding:
Basic	123.6	125.0	124.0	124.3
Diluted	125.5	126.6	126.0	126.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/27/2018	5/28/2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$146.9	$233.1
Receivables, net	83.7	75.9
Inventories	205.3	178.9
Prepaid income taxes	15.9	6.2
Prepaid expenses and other current assets	89.9	80.6
Assets held for sale	11.9	13.2
Total current assets	$553.6	$587.9
Land, buildings and equipment, net	2,429.8	2,272.3
Goodwill	1,183.7	1,201.7
Trademarks	950.8	950.2
Other assets	351.7	280.2
Total assets	$5,469.6	$5,292.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$277.0	$249.5
Accrued payroll	177.5	149.1
Accrued income taxes	—	1.9
Other accrued taxes	56.6	54.2
Unearned revenues	415.8	388.6
Other current liabilities	457.6	445.9
Total current liabilities	$1,384.5	$1,289.2
Long-term debt, less current portion	926.5	936.6
Deferred income taxes	114.0	145.6
Deferred rent	318.0	282.8
Other liabilities	531.8	536.4
Total liabilities	$3,274.8	$3,190.6
Stockholders’ equity:
Common stock and surplus	$1,631.9	$1,614.6
Retained earnings	657.6	560.1
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(85.2)	(62.9)
Unearned compensation	(1.7)	(2.3)
Total stockholders’ equity	$2,194.8	$2,101.7
Total liabilities and stockholders’ equity	$5,469.6	$5,292.3

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/27/2018	5/28/2017
Cash flows—operating activities
Net earnings	$596.0	$479.1
Losses from discontinued operations, net of tax	7.8	3.4
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	313.1	272.9
Stock-based compensation expense	42.8	40.7
Loss on extinguishment of debt	102.2	—
Change in current assets and liabilities and other, net	(42.1)	120.2
Net cash provided by operating activities of continuing operations	$1,019.8	$916.3
Cash flows—investing activities
Purchases of land, buildings and equipment	(396.0)	(293.0)
Proceeds from disposal of land, buildings and equipment	3.3	8.3
Cash used in business acquisitions, net of cash acquired	(40.4)	(764.4)
Purchases of capitalized software and changes in other assets, net	(18.0)	(20.6)
Net cash used in investing activities of continuing operations	$(451.1)	$(1,069.7)
Cash flows—financing activities
Proceeds from issuance of common stock	37.8	113.1
Income tax benefits credited to equity	—	27.2
Dividends paid	(313.5)	(279.1)
Repurchases of common stock	(234.8)	(230.2)
Repayment of long-term debt	(408.2)	—
Proceeds from issuance of long-term debt	300.0	500.0
Principal payments on capital and financing leases	(5.4)	(3.9)
Proceeds from financing lease obligation	—	5.7
Other, net	(12.5)	(3.6)
Net cash provided by (used in) financing activities of continuing operations	$(636.6)	$129.2
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(18.5)	(18.3)
Net cash provided by investing activities of discontinued operations	0.2	0.8
Net cash used in discontinued operations	$(18.3)	$(17.5)

Decrease in cash and cash equivalents	(86.2)	(41.7)
Cash and cash equivalents - beginning of period	233.1	274.8
Cash and cash equivalents - end of period	$146.9	$233.1